UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

100 First Stamford Place, Suite 700

Stamford, Connecticut 06902

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (203) 622-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported, on March 7, 2014, United Rentals (North America), Inc. and United Rentals of Canada, Inc. (collectively, “Buyers”), wholly-owned subsidiaries of United Rentals, Inc. (the “Company” or “United Rentals”), entered into that certain Asset Purchase Agreement (the “Agreement”) with LD Services, LLC, National Pump & Compressor, Ltd., Canadian Pump & Compressor Ltd. and GulfCo Industrial Equipment, L.P. (collectively, “Sellers”) and the general partner and limited partners, members, shareholders or other equity holders of each Seller, as the case may be, pursuant to which Buyers agreed to purchase substantially all of the assets of Sellers related to their specialty pump and industrial equipment rental businesses (the “Business”). On April 1, 2014, Buyers completed the acquisition of the Business for an aggregate purchase price of approximately $780 million (subject to certain post-closing adjustments pursuant to the terms of the Agreement), comprised of approximately $765 million in cash and approximately $15 million in unregistered restricted shares of United Rentals common stock. The Agreement provides that Buyers may also be required to pay additional cash consideration in the event the specialty pump business acquired from Sellers achieves certain financial targets during two separate post-closing earn-out periods.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2014 and incorporated herein by reference.

Item 8.01.	Other Events.

On April 1, 2014, United Rentals issued a press release announcing the closing of the acquisition of the Business. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of March 7, 2014, by and among United Rentals (North America), Inc. and United Rentals of Canada, Inc., on the one hand, and LD Services, LLC, National Pump & Compressor, Ltd., Canadian Pump & Compressor Ltd., GulfCo Industrial Equipment, L.P. and the general partner and limited partners, members, shareholders or other equity holders of each Seller, as the case may be, on the other hand (incorporated by reference to Exhibit 2.1 to United Rentals’ and United Rentals (North America), Inc.’s Current Report on Form 8-K filed with the SEC on March 10, 2014 (File Nos. 001-14387 and 001-13663)).

99.1	Press Release dated April 1, 2014, announcing the closing of the acquisition of the Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2014

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of March 7, 2014, by and among United Rentals (North America), Inc. and United Rentals of Canada, Inc., on the one hand, and LD Services, LLC, National Pump & Compressor, Ltd., Canadian Pump & Compressor Ltd., GulfCo Industrial Equipment, L.P. and the general partner and limited partners, members, shareholders or other equity holders of each Seller, as the case may be, on the other hand (incorporated by reference to Exhibit 2.1 to United Rentals’ and United Rentals (North America), Inc.’s Current Report on Form 8-K filed with the SEC on March 10, 2014 (File Nos. 001-14387 and 001-13663)).

99.1	Press Release dated April 1, 2014, announcing the closing of the acquisition of the Business.